FIRST AMENDMENT TO DEBENTURE SUBSCRIPTION AGREEMENT

California News Tech

California News Tech, a Nevada corporation (hereinafter the “Company”) and DNB Capital Management, Inc., (hereinafter the “Subscriber”) in consideration for the mutual promises and covenants contained herein, agree to amend that certain Debenture Subscription Agreement dated October 30, 2006, as follows:

I. Paragraph 1.2 is amended and restated to provide as follows:

1.2 Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur on January 31, 2007, or at such other time and place as the parties may agree (the “Closing Date”), provided that all of the Closing conditions set forth in sections 1.3 and 1.4 shall have occurred.

The Debenture Subscription Agreement is not otherwise modified and the original terms and conditions thereof, with the sole exception of the Amendment contained herein, shall remain in full force and effect.

Accepted and Agreed this 7th day of December, 2006

COMPANY /s/ Marian Munz By: MARIAN MUNZ Its: PRESIDENT	SUBSCRIBER /s/ David Baker By: DAVID BAKER Its: PRESIDENT
CALIFORNIA NEWS TECH	DNB Capital Management, Inc.